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                                  EXHIBIT 23.1

                     INDEPENDENT AUDITORS ACCOUNTANTS CONSENT

         We consent to the incorporation by reference in this Registration Statement of ACTV, Inc. on Form S-8 of our report dated March 11, 1999 appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE, LLP
New York, New York


November 24, 1999